                                                                    Exhibit 99.1

PENTON MEDIA SHARES TO MOVE TO THE OTC BULLETIN BOARD

CLEVELAND, OH - June 11, 2003 - Penton Media, Inc. (NYSE: PME), a leading, global business-to-business media company, announced today that it has received notice from the New York Stock Exchange (NYSE) that it will begin delisting procedures of the Company's common stock. Trading on the NYSE will continue until the Company's stock begins trading on the Over-the-Counter Bulletin Board (OTCBB). The Company does not plan to challenge the delisting.

The NYSE reached its decision because Penton has been unable to comply with the NYSE's continued listing criteria, which include minimal levels for stock price, market capitalization, and shareholders' (book) equity. The NYSE is taking this action at this time because the Company has been unable to increase its book equity to the minimum listing requirements.

Penton has been executing on a business plan to return to and remain in compliance with the NYSE's continued listing standards. The NYSE accepted Penton's plan in December 2002. The Company has been successfully executing on most parts of the plan including achieving a substantial increase in its liquidity and improving the Company's financial performance as was evident with its first- quarter results.

"Everyone at Penton has worked diligently to achieve the goals outlined in our business plan, and we have been pleased with our progress," said Thomas L. Kemp, Penton chairman and chief executive officer. "Unfortunately, increasing the book equity of the business within the timeframe of the NYSE was the most difficult minimum-listing requirement to cure." Penton fell below the Exchange's minimum-listing requirement for shareholders' equity in the third quarter of last year as a result of impairment charges required by the new accounting rules for goodwill amortization.

"We have been pleased with the improvement in the Company's financial performance this year despite the economic uncertainty that has continued to restrain the recovery in our core markets of technology and manufacturing," said Kemp. "We are well positioned for significant leverage in our operating profits when our core markets recover."

"The NYSE's action is disappointing but understandable, and we anticipate no effect on our current operations or financial performance," Kemp added. "Nor will we alter our strategic focus on recovering shareholder value by increasing our sales across all our media channels, aggressively managing expenses and providing our customers with the high-quality, trustworthy media products they rely on for the information they need."

Penton expects that its common stock will begin trading on the OTCBB under a new ticker symbol on June 17, the date of suspension from the NYSE. The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information for over-the-counter equity securities. Information on the OTCBB can be found at www.otcbb.com.

"We were pleased by our first-quarter performance, and we are optimistic that it signifies stability and market improvement," Kemp said. "We have positioned Penton to take full advantage when our markets do rebound. B2B media constitute a vital, resilient industry that has proved its value in linking buyers and sellers and providing the information that business executives need. Penton represents the best of that industry."

ABOUT PENTON MEDIA
Penton Media is a leading, global business-to-business media company that produces market-focused magazines, trade shows and conferences, and a broad offering of online media products. Penton's integrated media portfolio serves the following industries: Internet/broadband; information technology; electronics; natural products; food/retail; manufacturing; design/engineering; supply chain; aviation; government/compliance; mechanical systems/construction; and leisure/hospitality.

The statements contained in the above guidance and other statements in this document that are not historical in nature are forward-looking statements that involve risks and uncertainties. Although management of Penton believes that its expectations are based upon reasonable assumptions within the bounds of its knowledge of Penton's business, there can be no assurance that the Company's financial goals will be realized. Numerous factors may affect the Company's actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of the Company. Factors that could cause actual results to differ materially include: fluctuations in advertising revenue with general economic cycles; the performance of Internet/broadband trade shows and conferences; the seasonality of revenue from publishing and trade shows and conferences; the success of new products; increases in paper and postage cost; the infringement or invalidation of Penton's intellectual property rights; and other such factors listed from time to time in Penton's reports filed with the Securities and Exchange Commission. Penton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.